Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
1811324 Ontario Limited	Canada
Belco Technologies Corporation	Delaware
Coastal Training Technologies Corp.	Virginia
DPNL BV	The Netherlands
Du Pont (Australia) PTY LTD.	Australia
Du Pont Agricultural Chemicals Ltd., Shanghai	China
Du Pont de Nemours (Belgium) BVBA	Belgium
Du Pont de Nemours Development Sarl	Switzerland
Du Pont de Nemours Italiana S.r.l.	Italy
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (Thailand) Limited	Thailand
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Limited	United Kingdom
DuPont Acquisition (Luxembourg) S.a.r.l.	Luxembourg
DuPont Acquisition, LLC	Delaware
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asia Pacific Limited	Delaware
DuPont Asturias, S.L.	Spain
DuPont Belgium North America Finance Company	Belgium
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Contern (Luxembourg) SARL	Luxembourg
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs-GmbH	Austria
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) S.a.r.l.	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Groupe SAS	France
DuPont de Nemours International S.a.r.l.	Switzerland
DuPont Denmark Holding ApS	Denmark
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Iberica, S.L.	Spain
DuPont Industrial (Luxembourg) S.a r.l.	Luxembourg
DuPont Integration (Luxembourg) S.a.r.l	Luxembourg

DuPont International (Luxembourg) SCA	Luxembourg
DuPont International B.V.	The Netherlands
DuPont International Operations S.a r.l.	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico
DuPont Nutrition Biosciences ApS	Denmark
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Science (Luxembourg) S.a r.l.	Luxembourg
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Teijin Films China LTD.	Hong Kong
DuPont Trading (Shanghai) Co., Ltd.	China
E.I. DuPont Canada- Thetford Inc.	Canada
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
FCC Acquisition Corporation	California
Hickory Holdings, Inc.	Delaware
MECS Inc.	Delaware
New Asia Holdco B.V.	The Netherlands
Pioneer Hi-Bred International, Inc.	Iowa
Solae L.L.C.	Delaware
DuPont Capital Management Corporation	Delaware
Du Pont China Ltd.(US)	Delaware
DuPont Specialty Products Kabushiki Kaisha	Japan
Du Pont Feedstocks Company	Delaware
Genencor International Holding B.V.	The Netherlands
DuPont Products (Luxembourg) SARL	Luxembourg
DuPont Eastern Europe BV	The Netherlands
Du Pont Far East, Inc.	Delaware
Du Pont de Nemours (Nederland) Holding B.V.	The Netherlands

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.